                                                       EXHIBIT 1

                                               WICOR, Inc. and Subsidiaries
                                            Consolidating Statement of Income
                                               Year Ended December 31, 1997

(Thousands of Dollars)                                        WICOR
                                                Wisconsin     Energy     Field-      WICOR        Elim.
                                    WICOR,         Gas       Services     Tech,    Industries,     and
                                     Inc.        Company      Company      Inc.       Inc.       Reclass.   Consolidated
                                  -----------  -----------  ----------  ---------  -----------  ----------  -------------
Revenues:
  Operating revenues              $        -   $  536,720   $  52,205   $  7,337   $  424,779   $       -   $  1,021,041
  Equity in earnings of
    subsidiary companies              49,048            -           -          -            -     (49,048)             -
                                  -----------  -----------  ----------  ---------  -----------  ----------  -------------
                                      49,048      536,720      52,205      7,337      424,779     (49,048)     1,021,041
                                  -----------  -----------  ----------  ---------  -----------  ----------  -------------
Costs and Expenses:
  Cost of gas sold                         -      342,749      51,352          -            -           -        394,101
  Manufacturing cost of sales              -            -           -          -      307,160           -        307,160
  Operating and maintenance               71       93,182       1,557      6,957       81,209           -        182,976
  Depreciation and amortization           25       31,714          56         14        1,364           -         33,173
  Taxes, other than income taxes           -        9,600           -          -            2           -          9,602
                                  -----------  -----------  ----------  ---------  -----------  ----------  -------------
                                          96      477,245      52,965      6,971      389,735           -        927,012
                                  -----------  -----------  ----------  ---------  -----------  ----------  -------------
Operating Income                      48,952       59,475        (760)       366       35,044     (49,048)        94,029
                                  -----------  -----------  ----------  ---------  -----------  ----------  -------------
Interest Expense                         (36)     (12,698)       (156)       (38)      (5,138)        662        (17,404)
Other Income and Expense                 747          366          81          -          690        (662)         1,222
                                  -----------  -----------  ----------  ---------  -----------  ----------  -------------
                                         711      (12,332)        (75)       (38)      (4,448)          -        (16,182)
                                  -----------  -----------  ----------  ---------  -----------  ----------  -------------
Income Before Income Taxes            49,663       47,143        (835)       328       30,596     (49,048)        77,847
Income Taxes                             140       17,808        (272)       132       10,516           -         28,324
                                  -----------  -----------  ----------  ---------  -----------  ----------  -------------
Net Income                        $   49,523   $   29,335   $    (563)  $    196   $   20,080   $ (49,048)  $     49,523
                                  ===========  ===========  ==========  =========  ===========  ==========  =============


                                                WICOR,  Inc. and Subsidiaries
                                                 Consolidating Balance Sheet
                                                      December 31, 1997

(Thousands of Dollars)                                             WICOR
                                                     Wisconsin     Energy                 WICOR        Elim.
                                          WICOR,        Gas       Services   FieldTech,   Industries    and
                                           Inc.       Company      Company      Inc.        Inc.      Reclass.    Consolidated
Assets                                  ----------  -----------  ----------  ----------  ----------  -----------  ------------
--------------------------------------
Current Assets:
   Cash and cash equivalents            $     207   $    7,854   $     475   $     165   $   3,109   $        -   $    11,810
   Accounts receivable, less allowance
     for doubtful accounts of $15,364*         20       72,238       1,403       1,839      88,743            -       164,243
   Accounts receivable - intercompany       9,741        1,268           -           -           -      (11,009)            -
   Accrued utility revenues                     -       39,986       4,856           -           -            -        44,842
   Gas in storage                               -       40,657       1,230           -           -            -        41,887
   Manufacturing inventories                    -            -           -           -      83,431            -        83,431
   Deferred income taxes                        -       17,667           -           -       3,864            -        21,531
   Prepayments and other                      103       11,338       1,109          78       4,296            -        16,924
                                        ----------  -----------  ----------  ----------  ----------  -----------  ------------
                                           10,071      191,008       9,073       2,082     183,443      (11,009)      384,668
                                        ----------  -----------  ----------  ----------  ----------  -----------  ------------
 Investments - Associated Companies       387,594            -           -           -           -     (387,594)            -
                                        ----------  -----------  ----------  ----------  ----------  -----------  ------------
 Property, Plant and Equipment, at cost         -      801,069         172         282     141,610            -       943,133
 Less - Accumulated Depreciation                -      421,098         100          95      75,946            -       497,239
                                        ----------  -----------  ----------  ----------  ----------  -----------  ------------
                                                -      379,971          72         187      65,664            -       445,894
                                        ----------  -----------  ----------  ----------  ----------  -----------  ------------
 Deferred Charges and Other:
   Regulatory assets                            -       53,910           -           -           -            -        53,910
   Prepaid pensions                             -       35,212           -           -       7,541            -        42,753
   Systems development costs                    -       17,424           -           -           -            -        17,424
   Goodwill                                     -            -           -           -      65,953            -        65,953
   Other                                    1,305        7,398         447         517      11,063            -        20,730
                                        ----------  -----------  ----------  ----------  ----------  -----------  ------------
                                            1,305      113,944         447         517      84,557            -       200,770
                                        ----------  -----------  ----------  ----------  ----------  -----------  ------------
                                        $ 398,970   $  684,923   $   9,592   $   2,786   $ 333,664   $ (398,603)  $ 1,031,332
                                        ==========  ===========  ==========  ==========  ==========  ===========  ============

* Refers to consolidated information.

                                         WICOR,  Inc. and Subsidiaries
                                          Consolidating Balance Sheet
                                               December 31, 1997

(Thousands of Dollars)                                                WICOR
                                                        Wisconsin     Energy                  WICOR        Elim.
                                             WICOR,        Gas       Services   FieldTech,  Industries      and
                                              Inc.       Company      Company      Inc.        Inc.       Reclass.   Consolidated
Liabilities and Capitalization             ----------  -----------  ----------  ----------  ----------  -----------  ------------
----------------------------------------
Current Liabilities:
  Accounts payable                         $      42   $   43,491   $   5,278   $     245   $  25,978   $        -   $    75,034
  Refundable gas costs                             -       24,776           -           -           -            -        24,776
  Accounts payable - intercompany              1,268        1,035       4,703       1,866       2,137      (11,009)            -
  Short-term borrowings                            -       78,671           -           -      40,229            -       118,900
  Current portion of long-term debt                -       42,000           -           -       1,926            -        43,926
  Accrued payroll and benefits                     -        8,066           -           -       9,507            -        17,573
  Accrued taxes                                   32        5,537           -          76       4,039            -         9,684
  Other                                          405        3,829         556          11      15,204           (6)       19,999
                                           ----------  -----------  ----------  ----------  ----------  -----------  ------------
                                               1,747      207,405      10,537       2,198      99,020      (11,015)      309,892
Deferred Credits:                          ----------  -----------  ----------  ----------  ----------  -----------  ------------
  Regulatory liabilities                           -       36,533           -           -           -            -        36,533
  Deferred income taxes                         (151)      37,689         (72)        (44)      6,553            -        43,975
  Unamortized investment tax credit                -        6,808           -           -           -            -         6,808
  Environmental remediation costs                  -       12,084           -           -           -            -        12,084
  Postretirement benefit obligation                -       48,942           -           -      15,381            -        64,323
  Other                                        1,118        9,556          27           2       8,284            -        18,987
                                           ----------  -----------  ----------  ----------  ----------  -----------  ------------
                                                 967      151,612         (45)        (42)     30,218            -       182,710
Capitalization:                            ----------  -----------  ----------  ----------  ----------  -----------  ------------
  Long-term debt                               3,607      110,657           -           -      34,846            -       149,110
  Redeemable preferred stock                       -            -           -           -           -            -             -
  Common equity:
    Common stock                              18,601            9           -         600           1         (610)       18,601
    Other paid-in capital                    232,702      120,677         100           -     161,776     (282,553)      232,702
    Retained earnings                        147,903       96,005        (992)         30      11,591     (106,634)      147,903
    Unearned compensation                     (4,209)           -           -           -           -            -        (4,209)
    Accumulated other comprehensive income    (2,348)      (1,442)         (8)          -      (3,788)       2,209        (5,377)
                                           ----------  -----------  ----------  ----------  ----------  -----------  ------------
       Shareholder's equity                  392,649      215,249        (900)        630     169,580     (387,588)      389,620
                                           ----------  -----------  ----------  ----------  ----------  -----------  ------------
                                             396,256      325,906        (900)        630     204,426     (387,588)      538,730
                                           ----------  -----------  ----------  ----------  ----------  -----------  ------------
                                           $ 398,970   $  684,923   $   9,592   $   2,786   $ 333,664   $ (398,603)  $ 1,031,332
                                           ==========  ===========  ==========  ==========  ==========  ===========  ============

                                      WICOR, Inc. and Subsidiaries
                              Consolidating Statement of Retained Earnings
                                            December 31, 1997

(Thousands of Dollars)                                       WICOR
                                               Wisconsin     Energy     Field-      WICOR       Elim.
                                    WICOR,        Gas       Services     Tech,    Industries     and
                                     Inc.       Company     Company       Inc.       Inc.      Reclass.   Consolidated
                                 -----------  -----------  ----------  ---------  ----------  ----------  -------------
Balance - Beginning of Year      $  129,777   $   88,670   $    (429)  $   (166)  $    (489)  $ (87,586)  $    129,777

    Net income                       49,523       29,335        (563)       196      20,080     (49,048)        49,523
                                 -----------  -----------  ----------  ---------  ----------  ----------  -------------
                                    179,300      118,005        (992)        30      19,591    (136,634)       179,300


  Deduct:


    Common stock dividends,
      $1.70 per share*               31,397       22,000           -          -       8,000     (30,000)        31,397
                                 -----------  -----------  ----------  ---------  ----------  ----------  -------------

                                     31,397       22,000           -          -       8,000     (30,000)        31,397
                                 -----------  -----------  ----------  ---------  ----------  ----------  -------------
Balance - End of Year            $  147,903   $   96,005   $    (992)  $     30   $  11,591   $(106,634)  $    147,903
                                 ===========  ===========  ==========  =========  ==========  ==========  =============


*  Refers to consolidated information.